Exhibit 23.1

[PWC Letterhead]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements listed below of Marathon Oil Corporation of our report dated February 22, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

On Form S-3ASR:		Relating to:
File No.	333-168171	Marathon Oil Corporation Debt Securities, Common Stock, Preferred Stock, Warrants and Stock Purchase Contracts/Units
	333-180014	Dividend Reinvestment and Direct Stock Purchase Plan

On Form S-8:		Relating to:

File No.	33-56828	Marathon Oil Company Thrift Plan
	333-29699	1990 Stock Plan
	333-29709	Marathon Oil Company Thrift Plan
	333-52751	1990 Stock Plan
	33-41864	1990 Stock Plan
	333-104910	Marathon Oil Corporation 2003 Incentive Compensation Plan
	333-143010	Marathon Oil Corporation 2007 Incentive Compensation Plan
	333-181301	Marathon Oil Corporation 2012 Incentive Compensation Plan

Houston, Texas
February 22, 2013